UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

IAC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The disclosure set forth under Item 5.02 below is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2025, IAC Inc. (the “Company”) announced that Joseph Levin will cease to serve as Chief Executive Officer of the Company and as a member of the board of directors (the “Board”) of the Company, in each case, effective upon the first to occur of the completion of the separation of Angi Inc. (“ANGI”) from the Company and May 31, 2025 (the “Separation Effective Date”).

In connection with this announcement, Mr. Levin and the Company entered into an employment transition agreement, dated January 13, 2025 (the “ETA”). Pursuant to the ETA, Mr. Levin has agreed to transition out of his role as Chief Executive Officer of the Company and will resign as a member of the Board, in each case, effective on the Separation Effective Date.

Transition Period. Mr. Levin will continue to serve as the Chief Executive Officer and as a member of the Board through the Separation Effective Date (the “Transition Period”). During the Transition Period, the Company will continue to pay Mr. Levin his current annual base salary of $1,000,000 and provide his existing employee benefits.

Separation Benefits. Pursuant to the ETA, the Company has transferred to Mr. Levin: (i) 5,008,600 fully vested shares of Class B common stock, par value $0.001 per share, of ANGI (the “ANGI Class B Common Stock”), and (ii) $9,346,585 in cash (the “Cash Amount”), with such shares and cash transferred representing the aggregate value as eleven million fully vested shares of Class A common stock, par value $0.001 per share, of ANGI (the “ANGI Class A Common Stock”). Mr. Levin has elected to satisfy applicable tax withholding obligations due with respect to the shares and Cash Amount from the Cash Amount, and has converted all shares of Class B Common Stock acquired by him into shares of ANGI Class A Common Stock (such shares of ANGI Class A Common Stock acquired upon conversion, the “Angi Shares”). Mr. Levin has committed to not transfer or dispose of the Angi Shares prior to the sixth anniversary of the Separation Effective Date, subject to certain limited exceptions. Pursuant to the ETA, Mr. Levin’s vested options to purchase shares of Company common stock, par value $0.0001 per share, will remain exercisable through the applicable scheduled expiration date as if his employment had continued through such date. Mr. Levin will remain eligible to receive a discretionary annual cash bonus in respect of his service for the 2024 calendar year, as may be determined by the Compensation and Human Capital Committee of the Board.

Consulting Period. Mr. Levin has agreed to provide consulting services to the Company for a period of six years following the Separation Effective Date (the “Consulting Services”). In consideration for the Consulting Services to be provided by Mr. Levin, the Company has agreed to pay Mr. Levin a total of $3,000,000 per year, with $1,000,000 of such annual fee payable in equal monthly installments and the remaining $2,000,000 of such annual fee payable on the first business day following each of the first, second, third, fourth, fifth and sixth anniversaries of the Separation Effective Date. If the Consulting Services are terminated by the Company (other than for Cause (as defined in the ETA)), if Mr. Levin terminates the Consulting Services due to a Company payment default or the Consulting Services terminate due to Mr. Levin’s death or disability, the Company will pay in one lump sum all unpaid consulting fees for the balance of the six-year consulting period. The Company’s payment obligations will immediately cease if the Consulting Services are terminated for Cause.

Release. In consideration for Mr. Levin’s entry into the ETA and his execution of the releases in favor of the Company, the Company executed a general release of claims in favor of Mr. Levin.

Pursuant to the ETA, each of the Employment Agreement, by and between Mr. Levin and the Company, dated November 5, 2020 (the “Employment Agreement”), the Amended and Restated Restricted Stock Agreement, by and between Mr. Levin and the Company, dated June 7, 2021 (“RSA”), and the Voting Agreement, by and among Mr. Diller and the trustees of certain trusts, on the one hand, and Mr. Levin, on the other hand, dated November 5, 2020, were terminated and all 3,000,000 shares of Company restricted stock granted to Mr. Levin pursuant to the RSA were cancelled and forfeited by Mr. Levin; provided that the restrictive covenants contained in the Employment Agreement will remain in effect in accordance with their terms, including the two-year post termination non-compete and non-solicitation provisions.

Mr. Levin currently serves on the Board of Directors of MGM Resorts International. There are no plans for Mr. Levin to resign from that role.

The foregoing description of the ETA in this Item 5.02 is qualified in its entirety by reference to the full text of the ETA, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On January 13, 2025, the Company announced that the Board approved a plan to spin off the Company’s ownership stake in ANGI to the Company stockholders.

The Company intends to effect the spin-off through a dividend of all of the capital stock of ANGI owned by the Company at the effective time of such dividend to the holders of its common stock and Class B common stock. Prior to the effective time of the dividend, the Company intends to voluntarily convert all of the shares of ANGI Class B Common Stock that it owns to shares of ANGI Class A Common Stock. The completion of the spin-off and dividend remain subject to conditions and to the final approval of the Board, and may not be completed, on the anticipated terms or at all.

The joint press release issued by the Company and ANGI on January 13, 2025 relating to the above matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Transition Agreement, dated as of January 13, 2025, between IAC Inc. and Joseph Levin.

99.1	Joint Press Release of IAC Inc. and Angi Inc., dated as of January 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC INC.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

 Date: January 13, 2025